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                                                                    EXHIBIT 10.7

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                         UNIVERSAL HEALTH SERVICES, INC.

                        EXECUTIVE RETIREMENT INCOME PLAN

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                                TABLE OF CONTENTS

                                                                          PAGE
ARTICLE 1 DEFINITIONS ..............................................        1
  1.1  "Administrator" .............................................        1
  1.2  "Affiliate" .................................................        1
  1.3  "Beneficiary" ...............................................        1
  1.4  "Board" .....................................................        1
  1.5  "Company" ...................................................        1
  1.6  "Compensation" ..............................................        2
  1.7  "Employee" ..................................................        2
  1.8  "Participant" ...............................................        2
  1.9  "Plan" ......................................................        2

ARTICLE 2 PARTICIPATION ............................................        2
  2.1  Eligibility to Participate ..................................        2
  2.2  Participation ...............................................        2

ARTICLE 3 RETIREMENT INCOME BENEFIT ................................        3
  3.1  Basic Retirement Benefit ....................................        3
  3.2  Optional Forms of Payment ...................................        4
  3.3  Suspension of Benefits ......................................        4
  3.4  Death .......................................................        5
  3.5  Termination of Covered Employment Before Age 62 .............        5
  3.6  Forfeiture for Cause ........................................        6

ARTICLE 4 ADMINISTRATION OF PLAN ...................................        6
  4.1  Administrator ...............................................        6
  4.2  Powers of Administrator .....................................        6
  4.3  Records and Reports .........................................        7
  4.4  Expenses ....................................................        7
  4.5  Indemnification .............................................        7
  4.6  Claim for Benefits ..........................................        8
  4.7  Review of Denied Claims .....................................        8

ARTICLE 5 AMENDMENTS AND TERMINATION ...............................        9
  5.1  Company May Amend Plan ......................................        9
  5.2  Termination .................................................        9

ARTICLE 6 MISCELLANEOUS ............................................        9
  6.1  No Rights Conferred .........................................        9
  6.2  Funding and Payment of Plan Benefits ........................       10
  6.3  Spendthrift Provision .......................................       11
  6.4  Payment to Minors or Incompetents ...........................       11
  6.5  Withholding .................................................       11
  6.6  Severability ................................................       11

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                         UNIVERSAL HEALTH SERVICES, INC.
                        EXECUTIVE RETIREMENT INCOME PLAN

     The Universal Health Services, Inc. Executive Retirement Income Plan is hereby established effective as of January 1, 1993 for the purpose of providing a retirement income benefit to certain executive employees of Universal Health Services, Inc. and its affiliates.

                                    ARTICLE 1

                                   DEFINITIONS

     Wherever used herein, the masculine includes the feminine, the singular includes the plural, and the following terms have the following meanings unless a different meaning is clearly required by the context.

     1.1. "Administrator" means the Compensation Committee of the Board or, if no such committee is serving, the Board.

     1.2. "Affiliate" means any entity (whether or not incorporated) which, by reason of its relationship with the Company, is required to be aggregated with the Company under Section 414(b) or 414(c) of the Internal Revenue Code of 1986.

     1.3. "Beneficiary" means any person entitled to receive benefit payments under the Plan upon a Participant's death. A Participant may designate a Beneficiary on such forms and in such manner as may be prescribed or permitted by the Administrator. If no designated Beneficiary shall survive a deceased Participant, then the Beneficiary shall be deemed to be the deceased Participant's surviving spouse, or, if none, the deceased Participant's estate.

     1.4. "Board" means the Board of Directors of the Company.

     1.5. "Company" means Universal Health Services, Inc.

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     1.6. "Compensation" means all regular cash compensation (including commissions) paid by the Company or an Affiliate to an Employee which is required to be reported as wages on the Employee's Form W-2, exclusive of bonuses, commissions and other irregular payments.

     1.7. "Employee" means an officer or other executive employee of the Company or an Affiliate.

     1.8. "Participant" means an Employee participating in the Plan in accordance with the provisions hereof.

     1.9. "Plan" means the retirement income plan as set forth herein and any amendments thereto.

                                    ARTICLE 2

                                  PARTICIPATION

     2.1. Eligibility to Participate. An Employee will be eligible to become a Participant in the Plan if the Employee (a) has completed at least ten years of active employment with the Company or an Affiliate, and (b) is a member of "a select group of management or other highly compensated employees" of the Company or an Affiliate within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974.

     2.2. Participation. The Board, in its sole and absolute discretion, will determine whether and when an eligible Employee will become a Participant in the Plan. An eligible Employee who becomes a Participant in the Plan and who, by reason of a failure to qualify under Section 2.01(b), subsequently ceases to be an eligible Employee before his or her retirement hereunder will thereupon cease to be a Participant and will not be entitled to a benefit hereunder unless he or she again

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becomes a Participant and retire with a right to receive a benefit. A former
Participant who again becomes an eligible Employee will not again become a Participant unless and until the Board decides to re-admit him or her to the Plan.

                                    ARTICLE 3

                            RETIREMENT INCOME BENEFIT

     3.1. Basic Retirement Benefit. A Participant who retires on or after the date he or she reaches age 62 will be entitled to receive a retirement income benefit consisting of 60 consecutive monthly installment payments, each in an amount equal to 3% multiplied by the product of (a) and (b), where -

          (a) is the Participant's average monthly Compensation for the three calendar years preceding the year of his or her retirement; and

          (b) is the number of full years (not to exceed ten) of the Participant's active employment as an Employee following the first ten years of the Participant's employment with the Company or an Affiliate.

The amount of a Participant's retirement benefit under this Plan will be reduced by the value (as determined by the Administrator) of the vested retirement pension, if any, earned by the Participant under a tax-qualified defined benefit plan adopted and maintained by the Company or an Affiliate. Payment of the monthly installments will begin as of the first day of the month next following the Participant's retirement date. If the Participant dies before 60 monthly installments have been paid, then payment of the monthly installments will be made to the Participant's Beneficiary until a total of 60 monthly installments have been paid.

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     3.2. Optional Forms of Payment. At least three months before a
Participant's retirement income payments are to begin, the Participant may request that his or her Plan benefit be paid in one of the optional forms set forth below or such other form as may be permitted by the Administrator in its sole and absolute discretion, each of which optional forms shall be equal in value to the basic form described in Section 3.01. The amount(s) payable under each optional form will be determined on the basis of an interest rate equal to the immediate annuity rate declared by Pension Benefit Guaranty Corporation for determining lump sum distributions from terminating pension plans as of the first day of the calendar quarter preceding the Participant's retirement, or such lower rate (but not less than 5%) as may be declared by the Board. The Administrator, in its sole and absolute discretion, will determine whether to grant a Participant's request to receive his or her Plan benefit pursuant to an optional form of payment.

          (a) Lump Sum. Under this option, an amount equal to the present value of the Participant's retirement income payments will be paid to the Participant in a single sum payment.

          (b) Ten Year Payout. Under this option, payment of reduced equal monthly installments will be made to the Participant for a period of ten years, beginning as of the first day of the month next following the Participant's retirement date. If the Participant dies before 120 monthly installments have been paid, then payment of the monthly installments will be made to the Participant's Beneficiary until a total of 120 monthly installments have been paid.

     3.3. Suspension of Benefits. If a Participant retires and begins receiving retirement income under the Plan, and if he or she resumes employment with the

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Company or an Affiliate, then the Board, in its sole and absolute discretion, may direct that the Plan retirement payments be suspended during the period of such re-employment. If the payment of benefits is suspended in accordance with this Section, then such payment will resume no later than the first day of the month following the month in which the Employee again retires from active employment with the Company and its Affiliates.

     3.4. Death. No death benefit is payable with respect to a Participant who dies before reaching age 62. If a Participant dies on or after the date he or she reaches age 62 and before his or her retirement, then the Participant's Beneficiary will be entitled to receive the monthly installments which would have been payable to the Beneficiary if the Participant retired on the day preceding his or her death, became entitled to receive a 60-month payout under
Section 3.01, and died immediately before the first payment. If a Participant dies after payment of his retirement income has begun and before such payment is completed, then the Participant's Beneficiary will be entitled to receive the remaining unpaid monthly installments which would have been payable to the Participant under the form of payment in effect at the Participant's death. Notwithstanding anything to the contrary contained herein, the Board, in its sole and absolute discretion, may elect to pay the death benefit payable to a deceased i Participant's Beneficiary in the form of a single sum payment equal to the present value of the installment payments which would have otherwise been payable to the Beneficiary.

     3.5. Termination of Covered Employment Before Age 62. If a Participant ceases to be an eligible Employee or if a Participant's employment with the Company and its Affiliates is terminated for any reason before the Participant reaches age 62,

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then, unless the Board, in its sole and absolute discretion, determines otherwise, no retirement income will be payable to the Participant under the Plan.

     3.6. Forfeiture for Cause. Notwithstanding anything to the contrary contained herein, if a Participant's employment is terminated by the Company or an Affiliate for cause on or after the date the Participant reaches age 62, or if a Participant engages in competition with the Company or its Affiliates after reaching age 62 and before the payment in full of the Participant's retirement benefit, then the Board, in its sole and absolute discretion, may declare that the Participant's interest in the Plan be forfeited and, in such event, no further amounts will be paid or payable under the Plan to or with respect to such Participant. For the purposes hereof, the term "cause" means (a) failure by an Employee to satisfactorily perform his/her duties of employment with the Company or an Affiliate, (b) commission by an Employee of a crime involving moral turpitude, or (c) an Employee's dishonesty or engaging in conduct that is materially injurious to the Company or an Affiliate, all as determined by the Board in its sole discretion.

                                    ARTICLE 4

                             ADMINISTRATION OF PLAN

     4.1. Administrator. The Plan will be administered by the Compensation I Committee of the Board or, if no such committee is serving, by the Board.

     4.2. Powers of Administrator. The Administrator will administer the Plan and will have complete control in the administration thereof. In exercising any of its discretionary powers with respect to the administration of the Plan, the Administrator will act in a uniform and non-discriminatory manner. The Administrator will have all

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powers which are reasonably necessary to carry out its responsibilities under the Plan including, without limitation, the power to construe the Plan and to determine all questions, which may arise thereunder. The decision of the Administrator as to any disputed question arising hereunder, including questions of construction, interpretation and administration, shall be final and conclusive on all persons. All benefit payments shall be made upon and in accordance with the instructions of the Administrator. The Administrator may adopt such rules and regulations as it deems necessary or appropriate for the conduct of its affairs. The Administrator may employ such accountants, consultants, counsel and other agents as it deems necessary or desirable in order to carry out the provisions of the Plan Decisions and directions of the Administrator may be communicated to any person who is to receive such decision or direction by a document signed by anyone or more members of the administrative committee or the Board, as the case may be (or persons other than members so authorized), and such decision or direction may be relied upon by its recipient as being the decision or direction of the Administrator.

     4.3. Records and Reports. The Administrator shall keep records of its proceedings and acts and shall keep or cause to be kept all such books of account, records and other data as may be necessary in connection with the performance of its functions hereunder.

     4.4. Expenses. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

     4.5. Indemnification. The Company shall indemnify each member of the Board, and any of its (or an Affiliate's) employees to whom a responsibility with respect to the Plan is allocated or delegated from and against all liabilities, costs and expenses, including counsel fees, amounts paid in settlement and amounts of judgments, fines or

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penalties, incurred or imposed upon such person in connection with any claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, arising by reason of or in connection with acts or omissions in his or her capacity hereunder, provided that such act or omission is not the result of willful neglect or fraud.

4.6. Claim for Benefits. A disputed claim for benefits under the Plan may be made to the Administrator or its designee in writing. If the claim contains insufficient information, then the claimant will be given notice of additional material or information necessary to perfect the claim, and the claim will be deemed filed when such additional information is received. Within 60 days after a claim is received, the claimant will be notified whether the claim is granted or denied in whole or in part. If the claim is I denied in whole or in part~ the written notification will set forth, in a manner calculated to be understood by the claimant, (a) the specific reason or reasons for the denial, (b) specific reference to pertinent provisions of the Plan on which the denial is based, and
(3) an explanation of the Plan's claim review procedure. Failure to give notification pursuant to this Section within 60 days after receipt of the claim will be deemed a denial of the claim for the purpose of proceeding to the review stage.

     4.7. Review of Denied Claims. If a claim is denied in whole or in part, then within 60 days after written notification of the denial (or after the claim is deemed I denied), the claimant may file with the Administrator a written request for a review of the claim. A claimant who timely files a request for review of his or her claim may review pertinent documents and may submit a written statement in support of the claim. If the claimant so requests in a timely-filed application for review, the Administrator will schedule a conference with the claimant (and/or an authorized representative). Such conference will be held at the offices of the Company within 60 days after the Administrator receives the claimant's written request for review. The

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Administrator will communicate its decision in writing to the claimant within 60 days after the written request for review is filed or within 30 days after the conference, whichever is later, setting forth in a manner calculated to be understood by the claimant the specific reasons for its decision and the pertinent provisions of the Plan on which the decision is based.

                                    ARTICLE 5

                           AMENDMENTS AND TERMINATION

     5.1. Company May Amend Plan. The Company reserves the right, by action of the Board at any time and from time to time, to modify or amend this Plan in whole, or in part; provided, however, that no amendment will decrease or eliminate the vested benefits accrued by a Participant or Beneficiary prior to the time such action is taken.

     5.2. Termination. The Company reserves the right to terminate the Plan in whole or in part, provided, however, that the vested benefits accrued by a Participant or Beneficiary prior to such termination shall not be reduced or eliminated.

                                    ARTICLE 6

                                  MISCELLANEOUS

     6.1. No Rights Conferred. Nothing herein will be deemed to give any individual any right to be retained in the employ of the Company or an Affiliate or any other rights in the future other than as herein specifically set forth. Except as otherwise specifically required herein or by law, no Participant, Beneficiary or other

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person will be entitled to inspect the books, records, reports, financial statements or tax returns of the Company or an Affiliate.

     6.2. Funding and Payment of Plan Benefits. The Company and its Affiliates shall be responsible for the payment of retirement benefit earned hereunder, except that no Affiliate shall be responsible for the payment of Plan benefits earned by or with respect to persons who are not its Employees. The obligation of the Company and its Affiliates to pay benefits under the Plan shall be unsecured and unfunded, and neither the Company nor any Affiliate shall have an obligation to segregate assets, make investments (insurance contracts or otherwise) or otherwise fund its payment obligations under the Plan. Any assets acquired or investments made by the Company or an Affiliate in contemplation of the satisfaction of the liabilities of the Plan shall be the sole property of the Company or such Affiliate, as the case may be, subject to the claims of its creditors generally, and no Employee or Beneficiary shall have any interest therein other than as a creditor. Notwithstanding anything to the contrary herein contained, the Company may establish and fund one or more trusts for the purpose of paying benefits earned under the Plan. It is contemplated that any such trust will be deemed to be owned by the Company for federal income tax purposes and will not otherwise change the status of Plan Participants and their Beneficiaries as unsecured creditors with respect to the payment of benefits payable under the Plan. It is intended that the Plan and any related trust will be unfunded for tax purposes and for purposes of Title I of ERISA, and the Plan and any such trust will be administered and interpreted accordingly. Any final payment or distribution to a Participant or Beneficiary will be in full satisfaction of all claims which he or she may have against the Company, an Affiliate, the Board and any fiduciary of the Plan. The Administrator may require a Participant or Beneficiary to execute a receipt and a general release of

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any and all such claims upon a final payment or distribution, or a receipt and/or release to the extent of any partial payment or distribution.

     6.3. Spendthrift Provision. Except to the extent required by law, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, transfer, assign, encumber or charge the same shall be void. No such benefit shall be in any way liable for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to those benefits.

     6.4. Payment to Minors or Incompetents. If any person to whom a benefit is payable hereunder is an infant or if the Administrator determines that any person to whom such benefit is payable is incompetent by reason of a physical or mental 1 disability, the Administrator may cause the payments becoming due to such person to be made to another for his or her benefit without responsibility to see to the application of such payments.

     6.5. Withholding. Any and all payments made under the Plan will be subject to the withholding requirements of applicable law.

     6.6. Severability. If any provision of the Plan or the application of such provision to any person or circumstance is held invalid, the remainder of the Plan (and the application of such provision to any person or circumstance other than the person or circumstance to which it is held invalid) will not be affected thereby.

                                       UNIVERSAL HEALTH SERVICES, INC.



Date:  September 23, 1993              By:  /s/ Kirk E. Gorman
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